Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
David J. Gunter Executive Vice President & Chief Financial Officer T: (561) 682-8367 E: David.Gunter@Ocwen.com

OCWEN FINANCIAL CORPORATION
ANNOUNCES $60 MILLION PIPE INVESTMENT

WEST PALM BEACH, Fla., March 30, 2009 -- Ocwen Financial Corporation (NYSE: OCN) announced that it has entered into a definitive agreement to sell newly-issued shares of its Common Stock in a private transaction for an aggregate purchase price of approximately $60 million. The purchasers, most of whom are existing Ocwen shareholders, are affiliated with a prominent Boston-based investment management firm, and will pay $11.00 per share for 5,471,500 shares, or approximately 8% of the total outstanding shares giving effect to the new issuance. Along with their existing stockholdings, the purchasers will own approximately 9.6% of Ocwen’s total outstanding shares.

The transaction is subject to certain customary closing conditions. In addition to making customary representations, warranties and covenants, the purchasers have agreed to certain restrictions on the sale of the shares for a one year period following the closing date. Ocwen will also grant required and incidental rights of registration over the newly-issued shares and will apply to list such shares on the New York Stock Exchange.

The board of directors also authorized the repurchase by Ocwen of up to one million shares of outstanding Common Stock held by William C. Erbey, the Company’s Chairman and Chief Executive Officer, at a purchase price of $11.00 per share. In connection with this repurchase of his shares, Mr. Erbey will agree to subject the remainder of his shares to a one-year restriction on transfer (subject to certain customary exceptions, such as for charitable giving).

Ronald M. Faris, President of Ocwen, stated “We are pleased to have entered into this significant PIPE transaction, which will enhance the Company’s liquidity position and ability to execute on strategic undertakings. This meaningful additional investment by certain existing institutional shareholders is a vote of confidence in our prospects and strategy, and will strengthen key strategic relationships that we anticipate will facilitate the growth of our core businesses.”

Ocwen was advised by O’Melveny & Myers LLP. The purchasers were advised by Greenberg Traurig LLP.

About Ocwen:

Ocwen Financial Corporation is a leading asset manager and business process solutions provider specializing in loan servicing, special servicing, and mortgage services. Ocwen is headquartered in West Palm Beach, Florida with offices in Arizona, California, the District of Columbia, Florida, Georgia and New York and global operations in Canada, Germany, India and Uruguay. Utilizing our state of the art technology, world-class training and six sigma processes, we provide solutions that make our clients’ loans worth more. Additional information is available at www.ocwen.com.

Ocwen Financial Corporation
March 30, 2009

Forward-Looking Statements:

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, federal income tax rates, real estate market conditions and trends and the outcome of ongoing litigation as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including its periodic report on Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 and our Forms 8-K filed during 2007, 2008 and 2009. The forward-looking statements speak only as of the date they are made and should not be relied upon. Ocwen undertakes no obligation to update or revise the forward-looking statements.